UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2014
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2014 Annual Meeting of Shareholders was held on May 22, 2014. At the meeting, shareholders voted on the following items:
Proposal 1: The following nominees were elected by majority vote to serve on the Board of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
F. Duane Ackerman	956,986,521	7,723,644	2,456,669	203,649,268
Francis S. Blake	936,784,208	24,676,989	5,705,637	203,649,268
Ari Bousbib	961,416,174	3,229,658	2,521,002	203,649,268
Gregory D. Brenneman	945,867,391	18,760,444	2,538,999	203,649,268
J. Frank Brown	961,079,013	3,585,653	2,502,168	203,649,268
Albert P. Carey	954,740,243	9,935,922	2,490,669	203,649,268
Armando Codina	903,263,213	61,340,836	2,562,785	203,649,268
Helena B. Foulkes	960,848,080	3,883,513	2,435,241	203,649,268
Wayne M. Hewett	961,002,092	3,588,081	2,576,661	203,649,268
Karen L. Katen	902,166,041	62,447,975	2,552,818	203,649,268
Mark Vadon	961,604,409	2,974,842	2,587,583	203,649,268
Proposal 2: The appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2014 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,156,146,481	11,307,227	3,362,394	N/A
Proposal 3: An advisory vote on executive compensation was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
945,100,570	16,036,184	6,030,080	203,649,268

Proposal 4: A shareholder proposal regarding a change in the percentage of outstanding shares required to call special shareholder meetings was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
422,173,015	540,848,565	4,145,254	203,649,268
Proposal 5: A shareholder proposal regarding an employment diversity report was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
217,243,560	659,782,361	90,140,913	203,649,268

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: May 28, 2014

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